Exhibit 10.4

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of April 5, 2015 (“Effective Date”) is entered into by and between MABVAX THERAPEUTICS HOLDINGS, INC., a Delaware corporation (herein referred to as the “Company”) and THE DEL MAR CONSULTING GROUP, INC., a California corporation and ALEX PARTNERS, LLC, a Washington State Limited Liability Corporation (collectively hereinafter referred to as the “Consultants” and each a “Consultant”).

RECITALS

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTCBB; and

WHEREAS, Company desires to engage the services of Consultants to assist the Company in investor communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company’s current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Term of Consultancy. Company hereby agrees to retain the Consultants to act in a consulting capacity to the Company, and the Consultants hereby agree to provide services to the Company for a period commencing on the date hereof (the “Commencement Date”) and ending twelve (12) months after the Commencement Date (such period, the “Term”).

2.1 IR Duties of Consultants. From the commencement of this Agreement up and until the one year anniversary of this Agreement, the Consultants agree that it will provide the following specified consulting services through its officers and employees:

(a) Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b) Introduce the Company to the financial community, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and financial public relations professionals;

(c) With the cooperation of the Company, maintain an awareness during the Term of this Agreement of the Company’s plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and consult with the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations;

(e) Perform the functions customarily performed by investor relations consultants for public companies, including responding to telephone and written inquiries (which may be referred to the Consultants by the Company);

(f) Upon and with the Company’s direction, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public; and,

(g) Upon and with the Company’s direction, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company’s plans, goals and activities, and assist the Company in preparing for investor conferences and other forums involving investment professionals and the general investment public;

3. Allocation of Time and Energies. The Consultants hereby promise to perform and discharge faithfully the duties detailed in Section 2 above, and such further responsibilities which may be assigned to the Consultants from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its investor relations and corporate communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultants shall diligently provide the consulting services specified hereunder. Although no specific hours-per-day requirement will be required, Consultants and the Company agree that during the Term the Consultants will perform the duties set forth herein above in a full, diligent and professional manner.

4. Remuneration.

4.1 For undertaking this engagement, for previous services rendered, for performing due diligence, and for other good and valuable consideration, the Company agrees to pay to the Consultants a “Commencement Bonus” consisting of: 1.) 300,000 restricted shares of the Company’s common stock $0.01 par value per share (“Common Stock”) paid to The Del Mar Consulting Group, Inc. and, 2.) 200,000 restricted shares of the Company’s Common Stock paid to Alex Partners, LLC (collectively referred to as the “Restricted Shares”). One Hundred percent (100%) of the Restricted Shares will be issued within five days of the Effective Date. Sixty percent (60%) of the Restricted Shares will immediately be sent to the Consultants on a prorated basis and forty percent (40%) of the Restricted Shares will be held by the Company (“Held Restricted Shares”). The Held Restricted Shares will be immediately released and sent to the Consultants on a prorated basis upon the earlier of: (i) the Company’s common shares becoming listed on a national exchange (NASDAQ; NYSE), (ii) the Company reaches a market valuation at or above $200 million based on the Company’s shares outstanding on a fully diluted basis and the closing price of the Company’s common stock in the market it trades; and (iii) a change of control.

During the Term, the Company will pay The Del Mar Consulting Group, Inc. a cash retainer of $7,200 per month and Alex Partners, LLC a cash retainer of $4,800 per month (“Monthly Payments”), the first Monthly Payments being due and payable on April 5th, 2015 and each subsequent Monthly Payments being due and payable on the 1st day of the respective month until twelve (12) such Monthly Payments have been made.

4.2 Company warrants that the Restricted Shares, when issued to the Consultants under this Agreement by the Company, shall be or have been validly issued, fully paid and non-assessable and that the Company’s Board of Directors has or shall have duly authorized the issuance and any transfer of them to the Consultants. The Company agrees to make a copy of such Board resolutions available to Consultants if requested.

4.3 Consultants acknowledge that the Restricted Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Securities Act. As such, the Restricted Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act. Consultants agree that during the term of this Agreement, that they will not sell or transfer any of the Restricted Shares, registered or unregistered, issued to them by the Company hereunder, except to the Company; nor will they pledge or assign such Restricted Shares as collateral or as security for the performance of any obligation, or for any other purpose. If and when Consultants elect to sell any of the Restricted Shares issued to it pursuant to this Agreement, and provided such sale complies with an exemption from registration, the Company will promptly request its counsel to issue to the transfer agent an opinion permitting removal of any restrictive legend in accordance with such exemption, including Rule 144, provided that the Consultants deliver reasonably requested representations in support of such opinion. The Company agrees to bear all of the cost(s) of any such legal opinion(s) and removal of restrictive legends and reissuance of shares free of restrictive legends.

4.4 If at any time after the effective date of this Agreement, the Company proposes to file a registration statement with respect to its Restricted Shares (other than in connection with a primary offering of its securities, a transaction contemplated by Rule 145 promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form), the Company shall use its commercially reasonable efforts to include within the coverage of each such registration statement (except as hereinafter provided) the Restricted Shares that Consultants have advised Company that Consultants wish to register pursuant to such registration statement for resale and distribution, provided such inclusion is not likely to have a material adverse affect on the Company or any other transaction. Notwithstanding the foregoing, the Company makes no representation or warranty as to its ability to have any registration statement declared effective. In the event the Company is advised by the staff of the SEC, or any applicable self-regulatory or state securities agency that the inclusion of the Restricted Shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Company, in good faith, may amend such registration statement to exclude the Restricted Shares without otherwise affecting the Consultants’ rights to any other registration statement

4.5 The Company has the right to terminate this Agreement at any time during the Term of this Agreement, upon providing Consultants thirty (30) days written notice of Company’s intention to terminate. Notwithstanding, upon the effectiveness of any notice of termination by the Company, the requirement that the Company pay any further Monthly Payments shall terminate. Further, if and in the event the Company is acquired during the term of this Agreement, it is agreed and understood that Consultants will not be requested or demanded by the Company to return any of the Restricted Shares payable to it hereunder.

5. Non-Assignability of Services. Consultants’ services under this Agreement are offered to Company only and may not be assigned by Company except to any entity with which Company merges with or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultants herein shall remain due and payable. Consultants may not assign their rights or delegate its duties hereunder without the prior written consent of Company.

6. Expenses. Consultants agree to pay for all of its expenses incurred in connection with the delivery of services hereunder other than extraordinary items (including travel required by/or specifically requested by the Company, luncheons or dinners to groups of investment professionals, mass emailing to a sizable percentage of the Company’s constituents, investor conference calls, print advertisements in publications) approved by the Company in writing prior to its incurring an obligation for reimbursement.

7. Indemnification. The Company will protect, indemnify and hold harmless Consultants against any third-party claims or litigation including any damages, liability, cost and reasonable attorney’s fees (“Claims”) as incurred with respect thereto resulting from Consultants’ communication or dissemination of any statements contained in documents or materials furnished to Consultants or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company and authorized for release by the Company, excluding Claims resulting from Consultants’ negligence or willful misconduct or communication or dissemination of information not provided by the Company or in a manner not authorized by the Company in writing. Consultants warrant they will not make any claims or representations concerning the Company except as authorized by the Company in writing.

8. Representations. Consultants represent that they are not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultants acknowledge that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultants. Consultants acknowledge that, to the best of their knowledge, Consultants are not the subject of any investigation, claim, decree or judgment involving any violation of federal or state securities laws, rules or regulations. Consultants further acknowledge that they are not a securities broker dealer or a registered investment advisor.

9. Confidentiality. The Consultants shall, during the Term and thereafter, maintain in confidence and will not, directly or indirectly, disclose or furnish to any third party any non-public, proprietary or confidential information obtained from or relating to the Company or its affiliates.

10. Legal Representation. Each of Company and the Consultants represent that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

11. Status as Independent Contractor. Consultants’ engagement pursuant to this Agreement shall be as an independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultants further acknowledge the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes unless required by law. All such income taxes and other such payment shall be made or provided for by Consultants and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultants possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

David Hansen, CEO

MabVax Therapeutics Holdings, Inc.

11588 Sorrento Valley Road; Suite 20

San Diego, CA 92121

dhansen@mabvax.com

To the Consultants:

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

2455 El Amigo Road

Del Mar, CA 92014

bprag@delmarconsulting.com

and

Scott Wilfong President

Alex Partners, LLC

511 7th Ave. #2

Kirkland, WA 98033

scott@alexpartnersllc.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

15. Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

16. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile or an emailed PDF file of this Agreement may be relied upon as full and sufficient evidence as an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Company:

MABVAX THERAPEUTICS HOLDINGS, INC.

By:
Name:	David Hansen
Title:	CEO and its Duly Authorized Agent

Consultants:

THE DEL MAR CONSULTING GROUP, INC.

By:
Name:	Robert B. Prag
Title:	President and its Duly Authorized Agent

ALEX PARTNERS, LLC.

By:
Name:	Scott Wilfong
Title:	President and its Duly Authorized Agent